Exhibit 99.2

                                                           FOR IMMEDIATE RELEASE


For further information contact:

Edward J. Puisis                         Dayton Superior Corporation
Executive Vice President & CFO           7777 Washington Village Dr., Suite 130
Phone:  937 428-7172                     Dayton, OH  45459
Fax:    937 428-9115


               Dayton Superior Successfully Completes Solicitation
                    of Consent from Holders of its 13% Senior
                   Subordinated Notes due 2009 and Amends its
                            Revolving Credit Facility

     DAYTON, Ohio, December 4, 2006 - Dayton Superior Corporation ("Dayton") announced today that it has received the requisite consents to amend the indenture governing its 13% Senior Subordinated Notes due 2009. The purpose of the amendment is to amend the indenture to revise the calculation of the amount of indebtedness Dayton may incur under Credit Facilities pursuant to clause (2) of the definition of Permitted Indebtedness contained in the indenture. Additional details regarding the amendment are contained in Dayton's Consent Solicitation Statement dated November 10, 2006, as amended on November 30, 2006.

     The consent solicitation closed at 5:00 p.m. New York City time on December 1, 2006. The supplemental indenture giving effect to the amendment has been executed, and consents may no longer be revoked.

     Dayton also announced today that on December 1, 2006 it entered into an amendment to its revolving credit facility. The effectiveness of the amendment was conditioned on the closing of the consent solicitation and other customary conditions. The amendment extends the maturity of the facility from May 31, 2008 to July 31, 2008, increases the existing commitments under the revolving credit facility by $35.0 million to $130.0 million and amends the definition of "change of control" in the events of default provisions of that facility.

     Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

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     This press release contains certain forward-statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements that are not statements of historical fact and may include a number of risks and uncertainties with respect to our financial condition, results of operations and business. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and can be identified by the use of terminology such as "subject to", "believes", "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

     All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include: depressed or fluctuating market conditions for our products and services; operating restrictions imposed by our existing debt; increased raw material costs and operating expenses; our ability to comply with environmental regulations and to absorb environmental investigation, remediation and compliance costs; the loss of certain key customers; the loss of key personnel; exposure to the local business risks of our Mexican operations and foreign sourcing partners; conflicts of interest with our major shareholder; our ability to increase manufacturing efficiency, leverage our purchasing power and broaden our distribution network; our ability to successfully identify, complete and integrate acquisitions; our ability to develop new products; the competitive nature of our industry in general, as well as our specific market areas; changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business; and labor disturbances. Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You are cautioned not to place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements.


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